SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement dated as of May 8, 2007 (this “Agreement”) by and between GPS Industries, Inc., a Nevada corporation, with principal executive offices located at Suite 214, 5500 152nd Street. Surrey, British Columbia, Canada V35 S59 (the “Company”), and the entities listed on the signature page hereof (individually referred to as a “Buyer” and collectively the “Buyers”).

WHEREAS, on November 13, 2006 the Company entered into that certain Securities Purchase Agreement (the “2006 Purchase Agreement”) with Great White Shark Enterprises, Inc., a Florida corporation (“GWSE”), and Leisurecorp LLC, a Dubai limited liability company (“Leisurecorp”), in connection with the purchase by GWSE and Leisurecorp of shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase shares of the Company’s common stock (the “Common Stock”) at an exercise price per share of $.122 (the “Warrants”); and

WHEREAS, under the 2006 Purchase Agreement, each of the Buyers has the right, exercisable until April 28, 2007, to purchase additional Preferred Shares and Warrants on the same terms as set forth in the 2006 Purchase Agreement; and

WHEREAS, the Buyers have exercised their rights to purchase from the Company additional Preferred Shares and Warrants; and

WHEREAS, as set forth herein, the Company and the Buyers have agreed to modify the terms upon which the Buyers are purchasing the additional Preferred Shares and Warrants;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.
PURCHASE AND SALE OF PREFERRED SHARES AND WARRANT

A.   Transaction. Subject to the satisfaction of the conditions set forth in Articles VI and VII, at the Closing (as defined below), each Buyer hereby severally agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Preferred Shares and Warrants listed under each Buyer’s name on the signature page of this Agreement.

B.   Purchase Price; Form of Payment. The purchase price for the Preferred Shares and Warrants purchased pursuant to this Agreement shall be paid by Leisurecorp and GWSE as follows: (i) At the Closing, Leisurecorp shall pay the entire $10,000,000 purchase price for the Preferred Shares and Warrants purchased hereunder by delivering to the Company an interest-free promissory note, the form of which is attached hereto as Appendix A, having an initial principal balance of $10,000,000 (the “Note”), and a pledge and security agreement (the “Security Agreement”) in the form attached hereto as Appendix B; (ii) GWSE shall pay the $2,500,000 purchase price for the Preferred Shares and Warrants purchased hereunder by issuing a $1,500,000 wire transfer of immediately available funds to the account of the Company as notified by the Company and by canceling $1,000,000 of the currently outstanding balance that the Company owes to GWSE under that certain Endorsement Agreement, dated April 1, 2003, as amended (the “Endorsement Agreement”).

C.   Closing Deliveries. At the closing of the purchase and sale of the Preferred Shares and the Warrants (the “Closing”) that will occur immediately following the execution and delivery of this Agreement, (i) the Company shall issue to the Buyers the Preferred Shares and Warrants listed on the signature pages of this Agreement, (ii) Leisurecorp shall deliver to the Company the fully executed Note and the fully executed Security Agreement, (iii) GWSE shall pay $1,500,000 of its $2,500,000 purchase price by issuing a $1,500,000 wire transfer of immediately available funds to the account of the Company as specified by the Company, and (iv) GWSE shall execute a debt exchange agreement (the “Debt Exchange Agreement”), the form of which is attached hereto as Appendix C, that effects and evidences the cancellation of $1,000,000 of the currently outstanding balance of the amounts due under the Endorsement Agreement. The stock certificate representing the Preferred Shares and the agreement evidencing the Warrant purchased by GWSE shall be delivered to GWSE at the Closing. The stock certificate representing the 1,000,000 Preferred Shares purchased by Leisurecorp shall be issued as three stock certificates (two for 400,000 shares each, and one for 200,000 shares), and the Warrant purchased by Leisurecorp shall be issued as three separate warrants (two representing the right to purchase 16,393,442 shares each, and one representing the right to purchase 8,196,723 shares). The three stock certificates and the three warrants registered in the name of Leisurecorp shall be retained by the Company under the Security Agreement and shall be released to Leisurecorp in accordance with the terms of the Security Agreement.

II.
BUYER’S REPRESENTATIONS AND WARRANTIES

Except as set forth in Articles II. G and H, which representations and warranties shall be made solely by the Buyer referenced in such section, each Buyer severally represents and warrants to and covenants and agrees with the Company as follows:

A.   Buyer is purchasing the Preferred Shares, the Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, collectively with the Preferred Shares, the Conversion Shares and the Warrants subject to this Agreement, the “Securities”), for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

B.   Buyer is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

C.   Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that the Company is relying upon the accuracy of, and Buyer’s compliance with, Buyer’s representations and warranties set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

D.   Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state or provincial securities commission.

E.   This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

F.   Since June 1, 2006, neither such Buyer nor any person over which such Buyer has control which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments, including in respect of the Securities, or (z) is subject to such Buyer’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

G.   Leisurecorp, on its own behalf, hereby represents and warrants that the Note and Security Agreement have been duly and validly authorized, executed and delivered by Leisurecorp and that each of the Note and the Security Agreement is a valid and binding agreement of Leisurecorp enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

H.   GWSE, on its own behalf, hereby represents and warrants that the Debt Exchange Agreement has been duly and validly authorized, executed and delivered by GWSE and that Debt Exchange Agreement is a valid and binding agreement of GWSE enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

III.
THE COMPANY’S REPRESENTATIONS

The Company represents and warrants to Buyers that:

A.   Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any document executed by the Company in connection with the transactions contemplated by this Agreement and the Warrants (the foregoing documents are herein collectively referred to as the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impact on the Company’s ability to perform under any of the Transaction Documents. “Subsidiary” or “Subsidiaries” means any corporation(s) or other organization(s), whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

B.   Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Preferred Shares, the Warrants, the Conversion Shares, and the Warrant Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders or any third party is required, (iii) this Agreement has been, and the other Transaction documents when executed, will be duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the other Transaction Documents, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

C.   Capitalization.

(i)   As of the date hereof, the authorized capital stock of the Company consists solely of (i) 1,600,000,000 shares of Common Stock, of which 376,533,966 shares are issued and outstanding, 40 million shares are reserved for issuance pursuant to the Company’s stock option plans, of which options for the purchase of 24,290,000 are outstanding, and 411,432,650 shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock (including the shares issuable upon conversion of the Preferred Shares and exercise of the Warrants issued to GWSE and Leisurecorp under the 2006 Purchase Agreement); and (ii) 50,000,000 shares of preferred stock (the “Preferred Stock”), of which 15,000,000 shares have been designated “Series A Preferred Stock,” and 4,000,000 have been designated “Series B Convertible Preferred Stock.” As of the date hereof, no shares of Series A Preferred Stock are outstanding, and a total of 1,874,089 shares of Series B Convertible Preferred Stock are issued and outstanding. Except as set forth in this paragraph and in Schedule C(i), as of the date hereof there are no other securities exercisable for, or convertible into or exchangeable for shares of capital stock of the Company, and the Company has no contractual or other obligation to issue any shares of capital stock. There are no other authorized shares of capital stock or voting securities. The Company currently has a sufficient number of authorized shares of Common Stock to cover all shares of Common Stock that are issuable as of the date of this Agreement if all currently issued and outstanding options, warrants and convertible or exchangeable securities were exercised, converted or exchanged on the date hereof.

(ii)  Immediately after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (a) 1,600,000,000 shares of Common Stock, of which a maximum of 376,533,966 shares will be issued and outstanding (assuming no exercise of currently outstanding options or warrants, a true and complete schedule of which is attached hereto as Schedule C(ii)), 40 million shares will be reserved for issuance pursuant to the Company’s stock option plans, of which options for the purchase of 24,290,000 will be outstanding (assuming no exercise of currently outstanding options), and 667,580,191 shares will be reserved for issuance pursuant to then outstanding agreements or then outstanding securities exercisable for, or convertible into or exchangeable for shares of Common Stock; and (b) 50,000,000 shares of preferred stock, of which 15,000,000 shares have been designated “Series A Preferred Stock” (none of which will be outstanding), and 4,000,000 shares have been designated “Series B Convertible Preferred Stock,” of which 3,124,089 shares will be issued and outstanding. As of the Closing Date, except as set forth in this paragraph and on Schedule C(ii), there will be no other securities exercisable for, or convertible into or exchangeable for shares of Common Stock or Preferred Stock, the Company will have no contractual or other obligation to issue any shares of capital stock, and there will be no other authorized shares of capital stock or voting securities.

(iii)        All of the Company’s outstanding shares of capital stock are duly and validly issued, fully paid and nonassessable and were issued in compliance with state and federal securities laws and were not issued in violation of any preemptive or similar rights.

(iv)   The Warrants and the Preferred Shares to be issued pursuant to this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement will be fully paid and non-assessable and will be free and clear of any liens other than any liens created by the holder thereof, and will not be issued in violation of any preemptive or similar rights and will be issued in compliance with federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants will be duly and validly, fully paid and non-assessable and will be free and clear of any liens other than any liens created by the holder thereof, and will not be issued in violation of any preemptive or similar rights and will be issued in compliance with federal and state securities laws.

(v)   The Company has issued options to purchase Common Stock and warrants exercisable for Common Stock on the terms and in the amounts set forth on Schedule C (the “Convertible Securities”). Except for the Convertible Securities and except as otherwise set forth on Schedule C, there are no outstanding options, warrants, rights (including conversion or preemptive rights and other similar rights) or agreements, orally or in writing for the purchase or acquisition from the Company of any of its shares of capital stock.

(vi)   The holders of Series B Preferred Shares will be entitled to the rights, preferences and privileges as set forth in the Certificate of Designation of the Series B Convertible Preferred Stock (the “Certificate of Designation”). The Company has furnished to the Buyers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation") and the Company's By-laws, as in effect on the date hereof (the "By-laws"),

(vii)   Except for the Shareholder Agreement entered into as of December 29, 2006 by and between the Company, GWSE, Leisurecorp, Robert C. Silzer, Sr., and Douglas Wood, the Company is not a party or subject to any agreement or understanding relating to the voting or giving of written consents with respect to any capital stock or by a director of the Company.

D.   Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Conversion Shares and Warrant Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants. The Company further acknowledges that, except as set forth in Article IV.F., its obligation to issue the Conversion Shares and Warrant Shares in accordance with this Agreement, the Articles of Incorporation, the Certificate of Designation, and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

E.   No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default under any material contract, agreement or understanding to which it is a party or by which it or its assets or properties is bound.

F.   SEC Documents; Financial Statements. Since December 31, 2004 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents, including the notes thereto (the “Financial Statements”), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were complete and correct in all material respects as of their respective dates, and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the consolidated financial condition and operating results of the Company at the dates and during the periods indicated therein (subject in the case of unaudited statements, to normal and recurring year-end adjustments) Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which in the case of (i) or (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

G.   Absence of Certain Changes. Since December 31, 2005, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

H.   Absence of Litigation. Except as set forth in the SEC Documents and Schedule H, there is no action, suit, claim, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. There is no judgment, decree or order against the Company, or to the knowledge of the Company or any of its Subsidiaries, against its officers or directors (in their capacities as such) that could have a Material Adverse Effect.

I.   Tax Status. Except as set forth in Schedule I, the Company and each of its Subsidiaries has made or filed all federal, state, local and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

J.   Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance known to the Company has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

K.   Patents, Copyrights, etc. (i) The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated; to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

L.   Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers’ purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

M.   No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyers.

N.   No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

O.   Environmental Matters.

(i)  There are, to the best of the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)  Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii)  To the best of the Company’s knowledge there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

P.   Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

Q.   Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

R.   Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2005, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

S.   Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

T.   OTCBB. The Company is not in violation of the quotation requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be removed by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

U.   No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940.

V.   Certain Registration Matters. Assuming the accuracy of the Buyers’ representations and warranties set forth in Article II, no registration under the Securities Act is required for the offer and sale of the Conversion Shares and Warrant Shares by the Company to the Buyers under the transaction documents.

W.   Antitakeover Matters.

(i)   The Company does not have 100 or more stockholders of record who have addresses in the State of Nevada appearing on the stock ledger of the Company.

(ii)   The Company, its stockholders, and its Board of Directors have taken all actions required by Sections 78.378-78.3793 (inclusive) and Sections 78.411-78.444 (inclusive) (collectively, the Takeover Provisions) of the General Corporation Law of the State of Nevada in connection with the transactions contemplated by this Agreement and the other Transaction Documents and no actions need be taken by any other person or entity for the transactions contemplated by this Agreement and the other Transaction Documents to be in compliance with the Takeover Provisions.

X.   Offering. Subject in part to the truth and accuracy of each Buyer’s representations and warranties set forth in Article II, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities and “blue sky” laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

Y.   Indebtedness. Attached hereto as Schedule Y is a true, complete and correct list of all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments as of April 27, 2007. The total amount of all Indebtedness (including, for this purpose, amounts less than $50,000 and including all principal and accrued interest) outstanding as of the date of this Agreement is $7,321,473, which number has not increased in the aggregate by more than $100,000 from April 27, 2007 through the date of this Agreement. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others; and (c) the present value of any lease and other similar payments in excess of $50,000.

Z.   Signing Authority. Bart Collins has been appointed as, and currently is serving as the special Executive Vice President of the Company designated under Article IV, Section 8 of the Company’s Bylaws. As the Executive Vice President, Mr. Collins has the authority, and is required, to sign and approve the transactions described in Article IV.J of the 2006 Purchase Agreement. The covenant described in Article IV.J of the 2006 Purchase Agreement remains in full force and effect in accordance with its terms and the Company is in compliance with such covenant.

IV.
CERTAIN COVENANTS AND ACKNOWLEDGMENTS

A.   Restrictive Legend. Each Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (including any Warrant Shares and Conversion Shares) shall have endorsed thereon a legend in substantially the following form (and a stop transfer order may be placed against transfer of the Securities until such legend has been removed):

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE [CONVERTIBLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR FOREIGN COUNTRY IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR FOREIGN COUNTRY. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

At the written request of any Buyer, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or may otherwise be sold under Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, which opinion shall be reasonably acceptable to the Company’s counsel, to the effect that a public sale or transfer of such security may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S.

B.   Filings. The Company shall timely make all necessary filings with the Commission, including by not limited to a Form D with respect to the Securities as required under Regulation D, and “blue sky” filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

The Company also agrees that it shall, on or prior to the Closing Date, take any other such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Buyers under such “blue sky” laws (or to obtain an exemption therefrom), and shall provide evidence of any such action so taken to Buyers on or prior to the Closing Date; provided that Company shall not be required to (a) qualify to generally do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (b) subject itself to taxation in any such jurisdiction.

C.   Reporting Status. So long as Buyers beneficially own any of the Securities, the Company shall file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or any reports or filings that are required by the OTCBB.

D.   Use of Proceeds. The Company intends in good faith to use all of the cash portion of the purchase price that it receives from the sale of the Preferred Shares and Warrants (at the Closing or from time to time under the Note) to (i) extinguish the $5,544,345 of indebtedness identified on Schedule Y (the "Identified Indebtedness") by no later than December 31, 2007, (ii) eliminate all indebtedness (other than (x) trade accounts payable and accrued operating liabilities incurred in the ordinary course of operations, and (y) real estate lease obligations) as of December 31, 2007, (iii) increase its stockholders equity on its audited balance sheet as of December 31, 2007 (after the full payment of the Note) to not less than $5,000,000, and (iv) have no less than approximately $950,000 of cash, or cash equivalents available as of December 31, 2007. The Company is currently considering repaying a portion of the Identified Indebtedness by exchanging such indebtedness for shares of Common Stock, and nothing herein shall obligate the Company to use the proceeds of this offering to repay the Identified Indebtedness if such indebtedness is repaid through the issuance of shares of Common Stock. The Company may modify its use of the proceeds received from the sale of the Preferred Shares and Warrants if such modification (including any final authorization to repay the Identified Indebtedness through issuance of shares of Common Stock) is approved by a majority of the Board of Directors, which majority shall include at least one of the Reviewing Preferred Directors (as such term is defined in the Certificate of Designation).

E.   No Integration. The Company shall not make any offers or sales of any security (other than the Preferred Shares and the Warrants offered hereby) under circumstances that would require registration of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares under the Securities Act or cause the offering of the Preferred Shares and the Warrants to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision application to the Company or its securities.

F.   Securities Laws Disclosure; Publicity. The Company shall not publicly disclose the name of a Buyer, or issue a press release or otherwise make a public statement or a filing with the Commission or any regulatory agency or trading market regarding the transactions contemplated by this Agreement or the fact that the Buyer is an investor in the Company without the prior consent of such Buyer in each instance (each a “Public Statement”), unless such Public Statement is required by applicable law or the rules of any securities exchange on which the securities of the Company are then listed or traded, in which case the Buyer shall have the right to review such Public Statement at least 96 hours in advance of the proposed release or filing and the Buyer may not unreasonably withhold or delay its consent to such release or filing. No Buyer may make a Public Statement without the prior consent of the Company, such consent not to be unreasonably withheld or delayed.

G.   Limitation on Conversion/Exercise. Leisurecorp hereby agrees that, notwithstanding anything contained in the Certificate of Designation and in the Warrant issued to Leisurecorp to the contrary, Leisurecorp shall not (i) convert, or attempt to convert, any of the Pledged Shares or (ii) exercise, or attempt to exercise, any Pledged Warrant. For the purposes hereof, the term “Pledged Shares” shall mean those shares of Preferred Stock that are at that time still subject to the Security Agreement, and the term “Pledged Warrant” shall mean any warrant agreement that is at that time still subject to the Security Agreement. For the purposes of clarification, shares of Preferred Stock and Warrants that are, from time to time, released under the Security Agreement and delivered to Leisurecorp shall no longer be deemed to be Pledged Shares of Pledged Warrants and may, after their release from the Security Agreement, be converted and exercised in accordance with their terms.

H.   Additional Listings. In the event that the Note is paid in full in accordance with its terms, the Company shall use its best efforts to cause its Common Stock to be listed on (i) the Nasdaq Global Market or the Nasdaq Capital Market on or before March 31, 2008, and (ii) the Dubai International Financial Exchange by September 30, 2008.

I.   Additional Executive Officers. The Company shall use its best efforts to hire a new Chief Operating Officer and a new Chief Financial Officer (the “New Officers”) by no later than December 31, 2007. The New Officers, and the terms of their employment shall be acceptable to, and approved by a majority of the Board of Directors including, if required by the Certificate of Designation, by at least one of the Reviewing Preferred Directors (as such term is defined in the Certificate of Designation).

V.
CLOSING

Subject to the satisfaction or waiver of the closing conditions in Article VI and VII and the deliveries referenced in Article I.C, the Closing shall take place at the offices of the Company at 5500 152nd Street, Suite 214, Surrey, B.C. V3S 5J9 Canada, on the date of this Agreement immediately following the execution and delivery of this Agreement, or at such other times as agreed to by all Buyers and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

VI.
CONDITIONS TO THE COMPANY’S OBLIGATIONS

Each Buyer understands that the Company’s obligation to sell the Preferred Shares and issue the Warrants on the Closing Date to such Buyer pursuant to this Agreement is conditioned upon:

A.   Payment by each Buyer to Company of the purchase price in the manner specified in Article I. B., including the execution and delivery by (i) Leisurecorp of the Note and (ii) GWSE of the Debt Exchange Agreement.

B.   Leisurecorp executing and delivering to the Company the Security Agreement.

C.   The representations and warranties of such Buyer contained in this Agreement shall be true and correct as of the Closing Date as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and the Buyer shall have performed, in all material respects, all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date.

D.   There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority or self regulatory organization restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

VII.
CONDITIONS TO BUYERS’ OBLIGATIONS

The Company understands that Buyers’ obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

A.   Issuance by the Company of the Preferred Shares and the Warrants (I/N/O Buyers or I/N/O Buyers’ nominee) in the amounts and denominations set forth in Article I.B.

B.   The representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and the Company shall have performed, in all respects, all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date.

C.   The Chief Executive Officer of the Company shall have delivered a certificate to the Buyers, dated as of the Closing Date, certifying that all conditions set forth in this Article VII have been fulfilled.

D.   There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority or self regulatory organization restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

E.   Receipt by Buyers of a legal opinion, in a form reasonably satisfactory to Buyers, from each of the Company’s corporate counsel and the Company’s Nevada counsel.

VIII.
SURVIVAL; INDEMNIFICATION

The representations, warranties and covenants made by each of the Company and each Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

IX.
GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

X.
COUNTERPARTS; EXECUTION

This Agreement may be executed in two (2) or more counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

XI.
HEADINGS

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

XII.
SEVERABILITY

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

XIII.
ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

This Agreement, the Warrants, the Note, the Security Agreement, and the Debt Exchange Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

XIV.
NOTICES

Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

A.   if to the Company, to:

GPS Industries, Inc.
Suite 214
5500 152nd Street
Surrey, British Columbia
Canada V3S 5J9
Attn: Chief Executive Officer
Telecopier: (604) 576-7460

with a copy to:

Troy & Gould
1801 Century Park East, 26th Floor
Los Angeles, California 90067
ATTN: David L. Ficksman, Esq.
Telecopier: (310) 789-1490

B.   If to a Buyer, to the address set forth on the Buyer’s signature page.

The Company or any Buyer may change the foregoing address by notice given pursuant to this Article XIV.

XV.
ASSIGNMENT

This Agreement shall not be assignable by either of the parties hereto without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that any Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of such Buyer.

XVI.
REMEDIES CUMULATIVE

In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, any Buyer may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

“COMPANY”

GPS Industries, Inc., a Nevada corporation

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
BUYER SIGNATURE PAGES FOLLOW]

“BUYER”

LEISURECORP LLC

By:
Name:
Title:

Investment Amount: $10,000,000
Number of Preferred Shares: 1,000,000
Number of Warrant Shares: 40,983,607

Address for Notice:
David Spencer
Chief Executive Officer
Istithmar Leisure
P.O. Box 17000, Dubai, UAE
Telephone: +9714-3687630
Telecopy: +9714-3687654
E-mail: David.Spencer@istithmar.ae

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“BUYER”

GREAT WHITE SHARK ENTERPRISES, INC.

By:
Name:
Title:

Investment Amount: $2,500,000 cash
Number of Preferred Shares: 250,000
Number of Warrant Shares: 10,245,902

Address for Notice:
Great White Shark Enterprises, Inc.
501 North A1A, Jupiter, FL 33477
Attn: Bart Collins
Telephone: (561) 743-8818
Telecopy: (561) 743-8831
E-mail: Bart.Collins@gwse.com

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

DISCLOSURE SCHEDULES

These disclosure schedules (these “Schedules”) are furnished by GPS Industries, Inc., a Nevada corporation (the “Company”), pursuant to the Securities Purchase Agreement dated as of May 8, 2007 (the “Purchase Agreement”), by and among the Company and the Buyers identified on the signatures pages thereto.

Nothing in the Schedules constitutes an admission of any liability or obligation of the Company to any third party, nor an admission to any third party against the Company’s interests. Unless otherwise stated, all statements made herein are made as of the date of execution of the Purchase Agreement. The Schedules are qualified in their entirety by reference to specific provisions of the Purchase Agreement. The disclosures in these Schedules are deemed disclosures against the representations and warranties in the section of the Purchase Agreement to which they expressly relate and to no other representation or warranty in the Purchase Agreement.

The representations and warranties made by the Company in the Purchase Agreement are qualified by, and subject to the exceptions noted in, the information set forth in these Schedules. The inclusion or disclosure of any item or information in the Schedules shall not be construed as an admission that such item or information is material to the Company, and any inclusion in the Schedules shall expressly not be deemed to constitute an admission, or otherwise imply, that any such item or information is material or creates measures for materiality for the purposes of the Purchase Agreement.

Headings have been inserted on the sections of the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement.

Schedule C    Capitalization

(i)  Warrants to purchase 103,954,945 shares of Common Stock are currently issued and outstanding.

The Company has entered into an arrangement with GWSE (the “GWSE Purchase Order Facility”) for purchase order inventory financing whereby GWSE advances funds on signed purchase orders, secured by the contract inventory and receivable. These advances bear interest at 18% per annum. In addition, as additional consideration for the advances, the Company has agreed to issue to GWSE shares of Common Stock at the rate of 100,000 shares per $250,000 advanced, adjusted proportionately for the actual contract advance. As of March 30, 2007, the Company was committed to issue 659,034 shares under this arrangement, although the actual issuances have not taken place and will not take place until the repayment of the advances.

On November 5, 2006 the Company was notified that its obligation to pay $2,000 of fees for services rendered to an advisor involved in the recent UK patent litigation has become due and owing. Accordingly, the Company is obligated to issue shares for the $2,000 obligation, by issuing 32,258 shares at a price of $0.062 per share.

(ii)   The following warrants and options will be outstanding immediately following the Closing:

Outstanding Warrants	Expiry Date	Exercise Price	Number of Shares

Convertible Preferred Series A
- Warrant conversion, 3yr term	Expires Aug 3 2007	$0.167	880,281
- Warrant conversion 3yr term	Expires Oct 27, 2007	$0.124	592,978

Other Warrants
Cameron L. Truesdell Warrants For $200,000 Common Shares
2,857,143 common shs x .25%	Expires Aug 24, 2007	$0.10	714,285

Shaar Fund	Expires Oct 29, 2007	$0.32	200,000
Hansen Inc.	Expires Jun/08	$0.05	1,000,000
Hansen Inc. - Dec. 27, 2004 LOC renewal	Expires Dec/09	$0.05	500,000
Hansen Inc. - March 14, 2005 LOC renewal	Expires Mar/08	$0.10	1,000,000
Hansen Inc. - October 2005 LOC renewal	Expires Sep/08	$0.10	1,000,000
Windsor Capital Finance	Expires Mar/09	$0.06	250,000
Windsor Capital Finance	Expires Mar/09	$0.07	250,000
Windsor Capital Finance	Expires Mar/09	$0.09	500,000
Doug Wood	Expires March 23/09	$0.15	666,667
Norton Lane Advisors	Expires May 3, 2008	$0.20	2,250,000
Norton Lane Advisors	Expires May 3, 2008	$0.30	2,350,000
JMS Capital Investors With Warrants
WWG Trust #13	Expires Dec/07	$0.15	500,000
Great White Shark Enterprises Loan For $3,000,000
Warrants Owing Per Agmt, 3 Yr Term	Expires Dec/07	$0.15	2,000,000
3 Year Warrants issued to Agent Demetrios Tsouvelekakis	Expires Jun/08	$0.25	2,187,500

3 Year Warrants issued to Agent Blue Capital Inc.	Expires Jun/08	$0.18	1,640,625
3 Year Warrants issued to Agent Blue Capital Inc.	Expires Jun/08	$0.12	928,571
3 Year Warrants issued to Lionheart Associates	Expires Sep/08	$0.25	324,000
3 Year Warrants issued to Ocean Avenue Advisors	Expires Sep/08	$0.25	216,000

NIR Warrants @ $0.25 (Subject to Anti-dilution provisions)
- 1st Tranche	Expires Sep 20, 2010	$0.25	3,000,000
- 2nd Tranche	Expires Oct 28, 2010	$0.25	1,500,000
- 3rd Tranche	Expires Dec 9, 2010	$0.25	1,500,000

Granted on payout of Convertible Notes	Expires Nov 6, 2011	$0.122	3,000,000

Warrants Issued to Buyers/Directors
Leisurecorp LLC	Expires Dec 29, 2011	$0.122	40,983,607
Great White Shark Enterprises	Expires Dec 29, 2011	$0.122	18,901,579
Doug Wood	Expires Dec 29, 2011	$0.122	12,295,082
Bob Silzer Sr.	Expires Dec 29, 2011	$0.122	3,073,770
Great White Shark Enterprises, Inc.	Expires May 8, 2012	$0.122	10,245,902
Leisurecorp LLC	Expires May 8, 2012	$0.122	40,983,607

Total Outstanding Warrants			155,434,453

Stock Options Outstanding

Issued Oct. 10, 2003	580,000	$0.100
Issued Dec 21, 2005	6,010,000	$0.05 - $0.08
Issued September 2006	2,700,000	$0.05 - $0.07
Issued December 2006	15,000,000	$0.074

Total Outstanding Options			24,290,000

Schedule H   Litigation

On February 5, 2007 David Stratton filed a lawsuit against the Company in the Supreme Court of British Columbia, Vancouver, Canada. Mr. Stratton entered into a written employment agreement with the Company on June 12, 2006 pursuant to which Mr. Stratton was employed as our Vice President, Sales. The employment agreement had a three-year term, renewable each year. Under the employment, Mr. Stratton was entitled to an annual base salary of CDN $150,000, options to purchase up to 1,500,000 shares of common stock at an exercise price of $0.05 per share, a signing bonus of 300,000 shares of common stock, certain bonuses (including bonuses based on gross sales), and sales commissions. On November 8, 2006, Mr. Stratton’s employment was terminated. Mr. Stratton has set forth his claims in the Statement of Claims, which claims principally consist of the following: (i) a judgment equal to the amount of his base salary that he would have earned, (ii) the option to purchase up to 1,500,000 shares of common stock at an exercise price of $0.05 per share, (iii) the 300,000 signing bonus shares, (iv) special damages and punitive damages, and (v) legal fees. The Company has filed a statement of defense denying the allegations and claims in the lawsuit.

Schedule I   Tax Status

The Company has not filed tax returns in Canada. The Company has accumulated significant losses in Canada and does not believe there is any amount payable to the Canadian tax authorities.